EXHIBIT 99.1

Bon-Ton Stores, Inc. Provides Update on Current Business Trends and Reaffirms Fiscal 2016 Guidance

YORK, Pa., June 28, 2016 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today provided an update on quarter-to-date business performance.  Through June 25, 2016, comparable sales performance for the second quarter of fiscal 2016 was in line with the Company’s forecast.

Based on this quarter-to-date performance, the Company reaffirms its guidance for fiscal 2016.  It continues to expect Adjusted EBITDA in a range of $130 million to $140 million. Loss per diluted share is expected in a range of $0.95 to $1.45. (As used in this release, Adjusted EBITDA is not a measure recognized under GAAP – see the accompanying financial table which reconciles this non-GAAP measure to net loss.)

Assumptions reflected in the Company’s full-year guidance include the following:

  A comparable sales performance ranging from flat to a decrease of 1%;
  A gross margin rate ranging from a 30- to 50-basis-point increase over the fiscal 2015 rate of 34.7%;
  An SG&A expense rate ranging from a 40- to 60-basis-point decrease from the fiscal 2015 rate of 33.3%;
  Capital expenditures not to exceed $40 million, net of external contributions; and
  An estimated 20 million weighted average shares outstanding.

As of June 25, 2016, the Company had approximately $246.4 million of borrowing capacity under its revolving credit facility, and expects to decrease debt by approximately $40 million to $50 million for fiscal 2016.

Kathryn Bufano, President and Chief Executive Officer, commented, “In light of recent developments, including the announcement regarding our sale-leaseback agreement, and the ongoing uncertainties in the marketplace, we believe it is prudent to provide an update on our quarter-to-date business trends.  Overall, our sales trends are in line with our plan, and we continue to believe that we are on track to meet our expectations for fiscal 2016.  In addition, we continue to focus on maintaining adequate and sustainable liquidity levels for the business.  As part of our ongoing refinancing efforts, we are working to diligently explore all appropriate options to pay down our senior notes due in 2017, and remain confident that we will be in a position to pay down this debt prior to maturity in July of 2017.  We look forward to providing you with further details and additional information when we report our second quarter results in August.”

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 267 stores, which includes nine furniture galleries and four clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2016 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes or to refinance existing indebtedness; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

Adjusted EBITDA (Non-GAAP Financial Measure)

As used in this release, Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, including amortization of lease-related interests.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  We present Adjusted EBITDA in this release because we consider it to be a useful financial measure in evaluating our operating performance. When analyzed in conjunction with our net income and cash flows from operations, Adjusted EBITDA provides investors with a supplemental tool to evaluate our ongoing operations as it excludes the effects of financing and investing activities. Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses Adjusted EBITDA (i) to compare the profitability of our stores, (ii) to evaluate the effectiveness of our business strategies, and (iii) as a factor in evaluating management’s performance when determining incentive compensation.

Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies.  Adjusted EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are determined in accordance with GAAP.  Adjusted EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following is a reconciliation of forecasted net loss to forecasted Adjusted EBITDA for fiscal 2016 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2016
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(29,000)	$(19,000)
Adjustments:
Income tax provision	900	900
Interest expense, net	62,000	62,000
Depreciation and amortization and amortization of
lease-related interests	96,100	96,100
Adjusted EBITDA	$130,000	$140,000

CONTACT:
Investor Relations
Jean Fontana
ICR, Inc.
203.682.8200
jean.fontana@icrinc.com